   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1999.

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         METROMEDIA FIBER NETWORK, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4813                           11-3168327
        (State or other             (Primary Standard Industrial            (I.R.S. Employer
 jurisdiction of incorporation)     Classification Code Number)           Identification No.)

                            ------------------------

                           ONE NORTH LEXINGTON AVENUE
                             WHITE PLAINS, NY 10601
                             PHONE: (914) 421-6700
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                             ARNOLD L. WADLER, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         METROMEDIA FIBER NETWORK, INC.
                             C/O METROMEDIA COMPANY
                              ONE MEADOWLAND PLAZA
                           EAST RUTHERFORD, NJ 07073
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                    Copy to:

          DOUGLAS A. CIFU, ESQ.                     NICHOLAS P. SAGGESE, ESQ.
 PAUL, WEISS, RIFKIND, WHARTON & GARRISON    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
       1285 AVENUE OF THE AMERICAS                    300 SOUTH GRAND AVENUE
         NEW YORK, NY 10019-6064                      LOS ANGELES, CA 90071
              (212) 373-3000                              (213) 687-5000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant or the Selling Stockholders.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                                           (CALCULATION TABLE ON FOLLOWING PAGE)

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                            PROPOSED MAXIMUM
                                                                        PROPOSED MAXIMUM       AGGREGATE           AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE         OFFERING          REGISTRATION
           SECURITIES TO BE REGISTERED              REGISTERED(1)(2)    PER SHARE(1)(2)       PRICE(1)(3)            FEE(4)
Primary Offering:
Debt Securities..................................
Preferred Stock, par value $.01 per share(5).....
Class A Common Stock, par value $.01 per
  share(6).......................................
Warrants(7)......................................
Subtotal:                                                                                    $1,500,000,000         $417,000
Secondary Offering:
Class A Common Stock, par value $.01 per
  share(8).......................................      21,505,376           $34.875           $750,000,000          $208,500
Subtotal:                                                                                     $750,000,000          $208,500
Total:                                                                                       $2,250,000,000         $625,500

(1) There are being registered under this Registration Statement such indeterminate number of shares of Class A Common Stock and Preferred Stock of the Registrant, such indeterminate number of Warrants of the Registrant, and such indeterminate principal amount of Debt Securities of the Registrant, as shall have an aggregate initial offering price not to exceed $2,250,000,000. If any Debt Securities are issued at an original issue discount, then the securities registered shall include such additional Debt Securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $2,250,000,000. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this Registration Statement.

(2) Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee. Any offering of Debt Securities denominated in any foreign currency or currency unit will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from the Registrant.

(4) Calculated pursuant to Rule 457 of the rules and regulations under the Securities Act.

(5) Including such indeterminate number of shares of Preferred Stock as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of Debt Securities registered hereunder, to the extent any such Debt Securities are, by their terms, convertible into Preferred Stock.

(6) Including such indeterminate number of shares of Class A Common Stock as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of Debt Securities or Preferred Stock registered hereunder, to the extent any of such Debt Securities or shares of Preferred Stock are, by their terms, convertible into Class A Common Stock.

(7) Including such indeterminate number of Warrants as may from time to time to be issued at indeterminate prices, representing rights to purchase certain of the Class A Common Stock, Preferred Stock or Debt Securities registered hereunder.

(8) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Class A Common Stock, as reported by The Nasdaq Stock Market's National Market on October 8, 1999.

                  SUBJECT TO COMPLETION DATED OCTOBER 15, 1999
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

P R O S P E C T U S

                                     [LOGO]
                                 --------------

    From time to time, we may sell any of the following securities:

    -  Debt Securities

    -  Preferred Stock

    -  Class A Common Stock

    -  Warrants

    We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

    Our class A common stock is traded over-the-counter on The Nasdaq Stock Market's National Market under the trading symbol "MFNX." The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Stock Market's National Market or any securities exchange of the securities covered by the prospectus supplement.

    In addition, up to 21,505,376 shares of class A common stock being registered may be offered by certain selling stockholders. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

    The securities may be sold directly by us or, in case of class A common stock, may be sold by selling stockholders, to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in a prospectus supplement. We would not receive any of the proceeds from the sale of class A common stock by selling stockholders.

    This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.

    INVESTING IN THE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 1999.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
RISK FACTORS...............................................................................................           3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................................................          10
ABOUT THIS PROSPECTUS......................................................................................          11
BUSINESS...................................................................................................          11
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS...........................................          12
USE OF PROCEEDS............................................................................................          12
DESCRIPTION OF DEBT SECURITIES.............................................................................          13
DESCRIPTION OF CAPITAL STOCK...............................................................................          22
DESCRIPTION OF WARRANTS....................................................................................          28
SELLING STOCKHOLDERS.......................................................................................          29
PLAN OF DISTRIBUTION.......................................................................................          29
VALIDITY OF SECURITIES.....................................................................................          30
EXPERTS....................................................................................................          30
WHERE YOU CAN FIND MORE INFORMATION........................................................................          31
INCORPORATION OF INFORMATION WE FILE WITH THE SEC..........................................................          31

                                  RISK FACTORS

WE HAVE A LIMITED HISTORY OF OPERATIONS

    You will have limited historical financial information upon which to base your evaluation of our performance. We were formed in April 1993 and have a limited operating history. We currently have a limited number of customers and are still in the process of building many of our networks. Accordingly, you must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.

WE EXPECT TO CONTINUE TO INCUR NET LOSSES

    We cannot assure you that we will succeed in establishing an adequate revenue base or that our services will generate profitability. In connection with the construction of our networks, we have incurred substantial losses. We expect to continue incurring losses while we concentrate on the development and construction of additional fiber optic networks and until our networks have established a sufficient revenue-generating customer base. We also expect to incur losses during the initial startup phases of any services that we may provide. We expect to continue experiencing net operating losses for the foreseeable future. Continued losses may prevent us from pursuing our strategies for growth and could cause us to be unable to meet our debt service obligations, capital expenditure requirements or working capital needs.

WE HAVE SUBSTANTIAL DEBT WHICH MAY LIMIT OUR ABILITY TO BORROW, RESTRICT THE USE
  OF OUR CASH FLOWS AND CONSTRAIN OUR BUSINESS STRATEGY, AND WE MAY NOT BE ABLE TO MEET OUR DEBT OBLIGATIONS

    We have substantial debt and debt service requirements. Our substantial debt has important consequences, including:

    - our ability to borrow additional amounts for working capital, capital expenditures or other purposes is limited,

    - a substantial portion of our cash flow from operations is required to make debt service payments, and

    - our leverage could limit our ability to capitalize on significant business opportunities and our flexibility to react to changes in general economic conditions, competitive pressures and adverse changes in government regulation.

    We cannot assure you that our cash flow and capital resources will be sufficient to repay our existing indebtedness and any indebtedness we may incur in the future, or that we will be successful in obtaining alternative financing. In the event that we are unable to repay our debts, we may be forced to reduce or delay the completion or expansion of our networks, sell some of our assets, obtain additional equity capital or refinance or restructure our debt.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY BECAUSE WE
  DEPEND ON FACTORS BEYOND OUR CONTROL, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

    Our future largely depends on our ability to implement our business strategy and proposed expansion in order to create the new business and revenue opportunities. Our results of operations will be adversely affected if we cannot fully implement our business strategy. Successful implementation depends on numerous factors beyond our control, including economic, competitive and other conditions and uncertainties, the ability to obtain licenses, permits, franchises and rights-of-way on reasonable terms and conditions and the ability to hire and retain qualified management personnel.

WE CANNOT ASSURE YOU THAT WE WILL SUCCESSFULLY COMPLETE THE CONSTRUCTION OF OUR
  NETWORKS

    The construction of future networks and the addition of Internet service exchange facilities entails significant risks, including management's ability to effectively control and manage these projects, shortages of materials or skilled labor, unforeseen engineering, environmental or geological problems, work stoppages, weather interference, floods and unanticipated cost increases. The failure to obtain necessary licenses, permits and authorizations could prevent or delay the completion of construction of all or part of our networks or increase completion costs. In addition, our AboveNet Communications Inc. subsidiary's establishment and maintenance of interconnections with other network providers at various public and private points (often referred to as "peering arrangements") is necessary for AboveNet to provide cost efficient services. We cannot assure you that the budgeted costs of our current and future projects will not be exceeded or that these projects will commence operations within the contemplated schedules, if at all.

WE CANNOT ASSURE YOU THAT A MARKET FOR OUR CURRENT OR FUTURE SERVICES WILL
  DEVELOP

    The practice of leasing dark fiber, which is fiber optic cable without any of the electronic or optronic equipment necessary to use the fiber for transmission, is not widespread and we cannot assure you that the market will develop or that we will be able to enter into contracts, comply with the terms of these contracts or maintain relationships with communications carriers and corporate and government customers. We also cannot assure you that these contracts or relationships will be on economically favorable terms or that communications carriers and corporate and government customers will not choose to compete against, rather than cooperate with us. If we are unable to enter into contracts, comply with the terms of the contracts or maintain relationships with these constituencies, our operations would be materially and adversely affected. We cannot predict whether providing services to governments will evolve into a significant market because governments usually already control existing rights-of-way and often build their own communications infrastructure. We will need to strengthen our marketing efforts and increase our staff to handle future marketing and sales requirements. If we fail to obtain significant, widespread commercial and public acceptance of our networks and access to sufficient buildings our visibility in the telecommunications market could be jeopardized. We cannot assure you that we will be able to secure customers for the commercial use of our proposed networks or access to such buildings in each market. In addition, the market for co-location and Internet services, which are offered by AboveNet, is new and evolving. We cannot assure you that AboveNet's services will achieve widespread acceptance in this new market. Further, AboveNet's success depends in large part on growth in the use of the Internet. The growth of the Internet is highly uncertain and depends on a variety of factors.

    We may expand the range of services that we offer. These services may include assisting customers with the integration of their leased dark fiber with appropriate electronic and optronic equipment by facilitating the involvement of third party suppliers, vendors and contractors. We cannot assure you that a market will develop for our new services, that implementing these services will be technically or economically feasible, that we can successfully develop or market them or that we can operate and maintain our new services profitably.

SEVERAL OF OUR CUSTOMERS MAY TERMINATE THEIR AGREEMENTS WITH US IF WE DO NOT
  PERFORM BY SPECIFIED TIMES

    We currently have some contracts to supply leased fiber capacity which allow the lessee to terminate the contracts and/or provide for liquidated damages if we do not supply the stated fiber capacity by a specified time. Terminating any of these contracts could adversely affect our operations.

WE MAY BE UNABLE TO RAISE THE ADDITIONAL FINANCING NECESSARY TO COMPLETE THE
  CONSTRUCTION OF OUR NETWORKS, WHICH WOULD ADVERSELY AFFECT OUR LONG-TERM BUSINESS STRATEGY

    We may need significant amounts of additional capital to complete the build-out of our planned fiber optic communications networks, the expansion of AboveNet's network infrastructure and meet our long-term business strategies, including expanding our networks to additional cities and constructing our networks in Europe. If we need additional funds, our inability to raise them will have an adverse effect on our operations. If we decide to raise additional funds by incurring debt, we may become more leveraged and subject to additional or more restrictive financial covenants and ratios. In addition, if we issue equity securities or securities convertible or exchangeable into our equity securities, current stockholders may face dilution.

COMPETITORS COULD OFFER SERVICES SIMILAR TO OURS IN OUR CURRENT OR PLANNED
  MARKETS WHICH WOULD AFFECT OUR RESULTS OF OPERATIONS

    The telecommunications industry and AboveNet's business are extremely competitive, particularly with respect to price and service, which may adversely affect our results of operations. A significant increase in industry capacity or reduction in overall demand would adversely affect our ability to maintain or increase prices. In the telecommunications industry, we compete against incumbent local exchange carriers, which have historically provided local telephone services and currently dominate their local telecommunications markets, and competing carriers in the local services market. In addition to these carriers, several other potential competitors, such as facilities-based communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers, wireless telephone system operators and large end-users with private networks, are capable of offering services similar to those offered by us. Furthermore, several of these service providers, such as wireless service providers, could build wireless networks more rapidly and at lower cost than fiber optic networks. Additionally, the business in which AboveNet competes is highly competitive due to a lack of barriers to entry and high price sensitivity. Many of our competitors have greater financial, research and development and other resources than we do.

    Some of our principal competitors already own fiber optic cables as part of their telecommunications networks. Accordingly, any of these carriers, some of which already have franchise and other agreements with local and state governments and substantially greater resources and more experience than us, could directly compete with us in the market for leasing fiber capacity, if they are willing to offer this capacity to their customers. In addition, some communications carriers and local cable companies have extensive networks in place that could be upgraded to fiber optic cable, as well as numerous personnel and substantial resources to begin construction to equip their networks. If communications carriers and local cable companies decide to equip their networks with fiber optic cable, they could become significant competitors. Our franchise and other agreements with the city of New York and other local and state governments are not exclusive. Potential competitors with greater resources and more experience than us could enter into franchise and other agreements with local and state governments and compete directly with us. Other companies may choose to compete with us in our current or planned markets, including Europe, by leasing fiber capacity, including dark fiber, to our targeted customers. This additional competition could materially and adversely affect our operations.

WE DEPEND ON A LIMITED NUMBER OF CUSTOMERS AND ARE MORE VULNERABLE TO CHANGING
  ECONOMIC CONDITIONS AND CONSUMER PREFERENCES

    We are particularly dependent on a limited number of customers. In addition, AboveNet has a long sales cycle. We are, therefore, more susceptible to the impact of poor economic conditions than our competitors with a more balanced mix of business.

THE HEAVY REGULATION OF THE TELECOMMUNICATIONS INDUSTRY MAY LIMIT THE
  DEVELOPMENT OF OUR NETWORKS AND AFFECT OUR COMPETITIVE POSITION

    Existing and future government laws and regulations will greatly influence how we operate our business, our business strategy and ultimately, our viability. U.S. Federal and state telecommunications laws and the laws of foreign countries in which we operate directly shape the telecommunications market. Consequently, regulatory requirements and/or changes could adversely affect our operations and also influence the market for Internet, web hosting and related services. However, we cannot predict the future regulatory framework of our business.

    U.S. LAWS MAY IMPACT OUR BUSINESS AND RESULTS OF OPERATIONS BY REGULATING
     OUR OPERATIONS AND OUR CUSTOMERS' OPERATIONS

    U.S. Federal telecommunications law imposes legal requirements on common carriers who engage in interstate or foreign communication by wire or radio, and on telecommunications carriers. Should these regulations be applied to us, they may have a material adverse impact on our business and results of operation. If providing dark fiber facilities or related services provided by us were deemed to be a telecommunications service, then regulations, both Federal and state, applicable to telecommunications carriers might apply to us. This could subject the revenues we receive from facility leases in interstate commerce to assessment by the Federal Communications Commission Universal Service Fund and the offering of those facilities or services would be subject to common carrier regulation. In addition, our customers and, in the case of Bell Atlantic, one of our potential shareholders, are local exchange carriers or long distance carriers, subject to regulation by the Federal Communications Commission. Our business may be affected by regulations applicable to these telecommunications carriers. For example, the Federal Communications Commission has recently taken steps, and may take further steps, to reduce the access charges, the fees paid by long distance carriers to incumbent local exchange carriers for originating and terminating long distance calls on the incumbent local exchange carriers' local networks, and to give the incumbent local exchange carriers greater flexibility in setting these charges. While we cannot predict the precise effect reduction in access charge will have on our operations, the reduction will likely make it more attractive for long distance carriers to use incumbent local exchange carriers facilities, rather than our fiber optic telecommunications network. Decisions by either the Federal Communications Commission or additional states or courts to require unbundling of incumbent local exchange carriers' dark fiber could decrease the demand for our dark fiber, and thereby have an adverse effect on the results of our operations.

    STATE LEGISLATION AFFECTS OUR PRICING POLICIES AND OUR COSTS

    Our offering of transmission services, which is different from dark fiber capacity, likely will be subject to regulation in each state to the extent that these services are offered for intrastate use, and this regulation may have an adverse effect on the results of our operations. We cannot assure you that these regulations, as well as future regulatory, judicial, or legislative action will not have a material adverse effect on us. In particular, state regulators have the authority to determine both the rates we will pay to incumbent local exchange carriers for certain interconnection arrangements such as physical collocation, and the prices that incumbent local exchange carriers will be able to charge our potential customers for services and facilities that compete with our services. We will also incur costs in order to comply with regulatory requirements such as the filing of tariffs, submission of periodic financial and operational reports to regulators, and payment of regulatory fees and assessments. In some jurisdictions, our pricing flexibility for intrastate services may be limited because of regulation, although our direct competitors will be subject to similar restrictions.

    LOCAL GOVERNMENTS' CONTROL OVER RIGHTS-OF-WAY CAN LIMIT THE DEVELOPMENT OF
     OUR NETWORKS

    Local governments exercise legal authority that may have an adverse effect on our business because of our need to obtain rights-of-way for our fiber network while. While local governments may not prohibit persons from providing telecommunications services, they can affect the timing and costs associated with our use of public rights-of-way.

    THE REGULATORY FRAMEWORK FOR OUR INTERNATIONAL OPERATIONS IS EXTENSIVE AND
     CONSTANTLY CHANGING, ADDING UNCERTAINTIES TO OUR PLANNED EXPANSION INTO FOREIGN COUNTRIES

    Various regulatory requirements and limitations also will influence our business as we attempt to enter international markets. Regulation of the international telecommunications industry is changing rapidly. We are unable to predict how the Federal Communications Commission and foreign regulatory bodies will resolve the various pending international policy issues and the effect of such resolutions on us. Our US/UK undersea cable joint venture is a U.S. international common carrier subject to U.S. regulation under Title II of the Communications Act of 1934. We are also licensed as a U.S. international common carrier subject to U.S. regulation under Title II of the Communications Act of 1934. Our U.K. joint venture is, and we also are, required, under Sections 214 and 203 of the Communications Act of 1934, respectively, to obtain authorization and file an international service tariff containing rates, terms and conditions before initiating service. International carriers are also subject to certain annual fees and filing requirements such as the requirement to file contracts with other carriers, including foreign carrier agreements, and reports describing international circuit, traffic and revenue data service. So long as our U.K. joint venture and we operate as international common carriers, they will also be required to comply with the rules of the Federal Communications Commission regarding the International Settlements Policy, which defines the permissible boundaries for U.S. carriers and their foreign correspondents to settle the cost of terminating each other's traffic over their respective networks. The international services provided by our U.K. joint venture are and our international services are also be subject to regulation in the United Kingdom and other European jurisdictions in which we may operate. National regulations of relevant European and other foreign countries, as well as policies and regulations on the European Union and other foreign governmental level, impose separate licensing, service and other conditions on our foreign joint ventures and our international service operations, and these requirements may have a material adverse impact on us.

OUR FRANCHISES, LICENSES OR PERMITS COULD BE CANCELED OR NOT RENEWED, WHICH
  WOULD IMPAIR THE DEVELOPMENT OF MAJOR MARKETS FOR OUR SERVICES

    Termination or non-renewal of our franchise with the city of New York or of certain other rights-of-way or franchises that we use for our networks would have a material adverse effect on our business, results of operations and financial condition. We will also need to obtain additional franchises, licenses and permits for our planned intracity networks, intercity networks and international networks. We cannot assure that we will be able to maintain on acceptable terms our existing franchises, licenses or permits or to obtain and maintain the other franchises, licenses or permits needed to implement our strategy.

WE MAY NOT BE ABLE TO OBTAIN AND MAINTAIN THE RIGHTS-OF-WAY AND OTHER PERMITS
  NECESSARY TO IMPLEMENT OUR BUSINESS STRATEGY

    We must obtain additional rights-of-way and other permits from railroads, utilities, state highway authorities, local governments and transit authorities to install underground conduit for the expansion of our intracity networks, intercity networks and international networks. We cannot assure you that we will be successful in obtaining and maintaining these right-of-way agreements or obtaining these agreements on acceptable terms. Some of these agreements may be short-term or revocable at will, and we cannot assure you that we will continue to have access to existing rights-of-way after they have expired or terminated. If any of these agreements were terminated or could not be renewed and we were forced to remove our fiberoptic cable from under the streets or abandon our networks, the termination could have a material adverse effect on our operations. In addition, landowners have asserted that railroad companies and others to whom they granted easements to their properties are not entitled as a result of these easements to grant rights of way to telecommunications providers. If these disputes are resolved in the landowners' favor, we could be obligated to make substantial lease payments to these landowners for the lease of these rights of way. More specifically, our New York/New Jersey network relies upon, and our planned expansions into Long Island and Westchester County will rely upon, right-of-way agreements with Bell Atlantic Corporation and our subsidiary, Empire City Subway Company (Ltd.). The current agreements may be terminated at any time without cause with three months notice. In case of termination, we may be required to remove our fiber optic cable from the conduits or poles of Bell Atlantic. This termination would have a material adverse effect on our operations.

RAPID TECHNOLOGICAL CHANGES COULD AFFECT THE CONTINUED USE OF OUR SERVICES AND
  OUR RESULTS OF OPERATIONS

    The telecommunications industry is subject to rapid and significant changes in technology that could materially affect the continued use of our services, including fiber optic cable and Internet connectivity services. We cannot predict the effect of technological changes on our business. We also cannot assure you that technological changes in the communications industry and Internet related industry will not have a material adverse effect on our operations.

WE MAY EXPERIENCE RISKS AS A RESULT OF EXPANDING OUR NETWORKS INTO EUROPEAN AND
  OTHER FOREIGN COUNTRIES, WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

    Our strategy includes expanding our services to provide fiber optic cable and developing regional Internet service exchange facilities in Europe, particularly Austria, Germany and the United Kingdom. The following are risks we may experience as a result of doing business in Germany, England and other foreign countries in which we may expand our networks:

    - difficulties in staffing and managing our operations in foreign countries;

    - longer payment cycles;

    - problems in collecting accounts receivable;

    - fluctuations in currency exchange rates;

    - delays from customs brokers or government agencies encountered as a result of exporting fiber from the United States to Germany, the United Kingdom or other countries in which we may operate; and

    - potentially adverse consequences resulting from operating in multiple countries, such as Germany and the United Kingdom, each with their own laws and regulations, including tax laws and industry related regulations.

    We cannot assure you that we will be successful in overcoming these risks or any other problems arising because of expansion into Europe and other foreign countries.

WE MAY NOT BE ABLE TO SUCCESSFULLY IDENTIFY, MANAGE AND ASSIMILATE FUTURE
  ACQUISITIONS, INVESTMENTS AND STRATEGIC ALLIANCES, WHICH WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

    We have in the past, and may in the future, acquire, make investments in, or enter into strategic alliances, including joint ventures in which we hold less than a majority interest, with, companies which have customer bases, switching capabilities, existing networks or other assets in our current markets or in areas into which we intend to expand our networks. Any acquisitions, investments, strategic alliances or related efforts will be accompanied by risks such as:

    - the difficulty of identifying appropriate acquisition candidates;

    - the difficulty of assimilating the operations of the respective entities;

    - the potential disruption of our ongoing business;

    - the potential inability to control joint ventures in which we hold less than a majority interest;

    - the inability of management to capitalize on the opportunities presented by acquisitions, investments, strategic alliances or related efforts;

    - the failure to successfully incorporate licensed or acquired technology and rights into our services;

    - the inability to maintain uniform standards, controls, procedures and policies; and

    - the impairment of relationships with employees and customers as a result of changes in management.

    We cannot assure you that we would be successful in overcoming these risks or any other problems encountered with such acquisitions, investments, strategic alliances or related efforts.

IN THE TELECOMMUNICATIONS INDUSTRY, CONTINUED PRICING PRESSURES FROM OUR
  COMPETITORS AND AN EXCESS OF NETWORK CAPACITY CONTINUE TO CAUSE PRICES FOR OUR SERVICES TO DECLINE

    We anticipate that prices for our services specifically, and transmission services in general, will continue to decline over the next several years due primarily to the following:

    - price competition as various network providers continue to install networks that might compete with our networks;

    - recent technological advances that permit substantial increases in the transmission capacity of both new and existing fiber; and

    - strategic alliances or similar transactions, such as long distance capacity purchasing alliances among regional Bell operating companies, that increase the parties' purchasing power.

WE MAY EXPERIENCE ADDITIONAL RISKS AS A RESULT OF ABOVENET'S CO-LOCATION AND
  INTERNET CONNECTIVITY SERVICES

    The legal landscape that governs AboveNet has yet to be interpreted or enforced. Regulatory issues for AboveNet's industry include property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy. AboveNet's business may be adversely affected by the adoption and interpretation of any future or currently existing laws and regulations. AboveNet has no patented technology and relies on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect certain proprietary rights in its technology. Despite AboveNet's design and implementation of a variety of network security measures, unauthorized access, computer viruses, accidental or intentional action and other disruptions could occur. In addition, we may incur significant costs to prevent breaches in AboveNet's security or to alleviate problems caused by those breaches. The law relating to the liability of online services companies and Internet access providers for information carried on or disseminated through their networks is currently unsettled. It is possible that claims could be made against online services companies, co-location companies and Internet access providers. We may need to implement measures to reduce our exposure to this potential liability.

METROMEDIA COMPANY EFFECTIVELY CONTROLS OUR COMPANY AND HAS THE POWER TO CAUSE
  OR PREVENT A CHANGE OF CONTROL

    Metromedia Company and one of its general partners currently own 100% of our class B common stock, which currently represents approximately 66% of our total voting power and also is entitled to elect 75% of the members of our board of directors. Accordingly, Metromedia Company is able to control the board of directors and all stockholder decisions and, in general, to determine the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, without the consent of other stockholders. In addition, Metromedia Company has the power to prevent or cause a change in control of our company.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Any statements in this prospectus about our expectations, belief, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this document. The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this document. Among the key factors that have a direct bearing on our results of operation are:

    - general economic and business conditions;

    - the existence or absence of adverse publicity;

    - changes in, or failure to comply with, government regulations;

    - changes in marketing and technology;

    - changes in political, social and economic conditions;

    - competition in the telecommunications industry;

    - industry capacity;

    - general risks of the telecommunications industries;

    - success of acquisition and operating initiatives;

    - changes in business strategy or development plans;

    - management of growth;

    - availability, terms and deployment of capital;

    - construction schedules;

    - costs and other effects of legal and administrative proceedings;

    - dependence on senior management;

    - business abilities and judgments of personnel;

    - availability of qualified personnel; and

    - labor and employee benefit costs.

    These factors and the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us. You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

    For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors." You should carefully consider the information set forth under the caption "Risk Factors." In light of these risks, uncertanities and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,500,000,000. In addition, the selling stockholders may, over the next two years, sell up to 21,505,376 shares of class A common stock.

    This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described immediately below under the heading "Where You Can Find More Information."

                                    BUSINESS

    We are a facilities-based provider of technologically advanced, high-bandwidth, fiber optic communications infrastructure to carrier and corporate/government customers in the United States and Europe. We have installed and intend to install local intracity networks that will consist of in excess of 2.9 million fiber miles, which is equal to the number of strands of fiber in a length of fiber optic cable multiplied by the length of the cable in miles, covering approximately 6,941 route miles, which is equal to the number of miles spanned by fiber optic cable calculated without including physically overlapping segments of cable, in 50 metropolitan markets in the United States and Europe.

    We focus on leasing or otherwise making available for use our broadband communications infrastructure to two main customer groups: communications carriers and corporate/governmental customers. In addition, through our subsidiary AboveNet Communications Inc., we are providing facilities-based, managed services for customer-owned webservers and related equipment, known as co-location, and high performance Internet connectivity solutions for electronic commerce and other business critical Internet operations. AboveNet has developed a network architecture based upon strategically located facilities. These facilities, known as Internet service exchanges, allow Internet content providers direct access to Internet service providers.

    Our company was founded in 1993 and is a Delaware corporation and its executive offices are located at One North Lexington Avenue, White Plains, NY 10601.

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    The following table sets forth our consolidated ratio of earnings to fixed charges, the deficiency of our consolidated earnings to cover fixed charges, our consolidated ratio of earnings to combined fixed charges and preferred stock dividends and the deficiency of our consolidated earnings to cover combined fixed charges and preferred stock dividends for the periods indicated. We have no preferred stock outstanding as of October 14, 1999.

                                                                                                            SIX MONTHS
                                                                     YEARS ENDED                              ENDED
                                                                    DECEMBER 31,                             JUNE 30,
                                                -----------------------------------------------------  --------------------
                                                  1994       1995       1996       1997       1998       1998       1999
                                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (IN THOUSANDS OF DOLLARS, EXCEPT RATIOS)
Consolidated ratio of earnings to fixed
  charges.....................................         --         --         --         --       1.61         --       0.60
Deficiency of consolidated earnings to cover
  fixed charges...............................  $     874  $   4,319  $  10,359  $  26,259         --  $   2,056         --
Consolidated ratio of earnings to combined
  fixed charges and preferred stock
  dividends...................................         --         --         --         --       1.61         --       0.60
Deficiency of consolidated earnings to cover
  combined fixed charges and preferred stock
  dividends...................................  $     874  $   4,319  $  10,359  $  26,259         --  $   2,056         --

    For purposes of computing the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings represent income (loss) before income taxes and fixed charges. Fixed charges consist of interest expense, the interest component of operating leases and amortization of deferred financing costs.

                                USE OF PROCEEDS

    We will use the net proceeds from our sale of the securities for the development, engineering, construction, installation, acquisition, lease, development or improvement of our telecommunications assets and for our general corporate purposes, which may include, repaying indebtedness, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

    We will not receive any of the proceeds from the sale of class A common stock or other securities that may be sold by selling stockholders.

                         DESCRIPTION OF DEBT SECURITIES

    The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, which could be different from the terms described below, will be a description of the material terms of the debt securities. You should also read the indenture. We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the Indenture. The terms and provisions of the debt securities below will most likely be modified by the documents that set forth the specific terms of the debt securities issued.

    We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt ("Senior Debt Securities"), our senior subordinated debt ("Senior Subordinated Debt Securities"), our subordinated debt ("Subordinated Debt Securities") or our junior subordinated debt ("Junior Subordinated Debt Securities" and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the "Subordinated Securities"). The debt securities we offer will be issued under an indenture between us and the trustee. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

GENERAL TERMS OF THE INDENTURE

    The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. The terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us, but such provisions may be included in the documents that set forth the specific terms of the debt securities.

    We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount" ("OID") because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

    The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

    -  the title;

    -  any limit on the aggregate principal amount;

    - whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

    - whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

    -  the price or prices at which the debt securities will be issued;

    -  the date or dates on which principal is payable;

    - the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

    - interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

    - the right, if any, to extend the interest payment periods and the duration of the extensions;

    -  our rights or obligations to redeem or purchase the debt securities;

    -  any sinking fund provisions;

    - conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

    -  the currency or currencies of payment of principal or interest;

    - the terms applicable to any debt securities issued at a discount from their stated principal amount;

    - the terms, if any, under which any debt securities will rank junior to any of our other debt;

    - if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

    - if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

    - if applicable, covenants affording holders of debt protection against changes in our operations, financial condition or transactions involving us;

    - if other than dollars, the coin, currency or currencies in which the series of debt securities are denominated; and

    -  any other specific terms of any debt securities.

    The applicable prospectus supplement will present United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted.

SENIOR DEBT SECURITIES

    Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

SENIOR SUBORDINATED DEBT SECURITIES

    Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including Senior Debt Securities. We will state in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

SUBORDINATED DEBT SECURITIES

    Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior subordinated debt. We will state in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

JUNIOR SUBORDINATED DEBT SECURITIES

    Payment of the principal of, premium, if any, and interest on Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated and subordinated debt. We will state in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

CONVERSION OR EXCHANGE RIGHTS

    Debt securities may be convertible into or exchangeable for shares of our equity securities or equity securities of our subsidiaries or affiliates. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

    -  the conversion or exchange price;

    -  the conversion or exchange period;

    - provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

    -  events requiring adjustment to the conversion or exchange price;

    - provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

    -  any anti-dilution provisions, if applicable.

EVENTS OF DEFAULT

    Unless otherwise provided for in the prospectus supplement, the term "Event of Default," when used in the indenture, unless otherwise indicated, means any of the following:

    - failure to pay interest for 30 days after the date payment is due and payable; provided that if we extend an interest payment period in accordance with the terms of the debt securities, the extension will not be a failure to pay interest;

    - failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

    -  failure to make sinking fund payments when due;

    - failure to perform other covenants for 60 days after notice that performance was required;

    -  events in bankruptcy, insolvency or reorganization of our company; or

    - any other Event of Default provided in the applicable resolution of our Board or the supplemental indenture under which we issue a series of debt securities.

    An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. IF AN EVENT OF DEFAULT RELATING

TO THE PAYMENT OF INTEREST, PRINCIPAL OR ANY SINKING FUND INSTALLMENT INVOLVING ANY SERIES OF DEBT SECURITIES HAS OCCURRED AND IS CONTINUING, THE TRUSTEE OR THE HOLDERS OF NOT LESS THAN 25% IN AGGREGATE PRINCIPAL AMOUNT OF THE DEBT SECURITIES OF EACH AFFECTED SERIES MAY DECLARE THE ENTIRE PRINCIPAL OF ALL THE DEBT SECURITIES OF THAT SERIES TO BE DUE AND PAYABLE IMMEDIATELY.

    If an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Senior Debt Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Senior Debt Securities may declare the entire principal amount of all of the series of Senior Debt Securities due and payable immediately.

    Similarly, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of Subordinated Securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of Subordinated Securities may declare the entire principal amount of all of the series of Subordinated Securities due and payable immediately.

    If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of Senior Debt Securities or Subordinated Securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the Senior Debt Securities or the Subordinated Securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority, or any applicable supermajority, in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

    If an Event of Default relating to events in bankruptcy, insolvency or reorganization of our company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

    The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

    - the holder has previously given to the trustee written notice of default and continuance of such default,

    - the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action,

    - the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action,

    - the trustee has not instituted the action within 60 days of the request, and

    - the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

    We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

REGISTERED GLOBAL SECURITIES

    We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

    Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

    -  by the depositary for such registered global security to its nominee,

    - by a nominee of the depositary to the depositary or another nominee of the depositary, or

    - by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

    The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.

    We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

    - ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

    - upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

    - any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

    - ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

    The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

    So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

    - will not be entitled to have the debt securities represented by a registered global security registered in their names,

    - will not receive or be entitled to receive physical delivery of the debt securities in the definitive form, and

    - will not be considered the owners or holders of the debt securities under the Indenture.

    Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

    We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

    We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of our company, the trustee or any other agent of our company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

    If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event,we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

    We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a common depositary for Euroclear System and CedelBank, SOCIETE ANONYME, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    We can discharge or defease our obligations under the indenture as stated below or as provided in the prospectus supplement.

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
    Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

    Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time ("defeasance"). We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration ("covenant defeasance"). We may effect defeasance and covenant defeasance only if, among other things:

    - we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

    - we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (i) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner and at the same times as if no covenant defeasance had occurred and (ii) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable U.S. federal income tax law, and based thereon, the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance had occurred; and

    - in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

    Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

MODIFICATION OF THE INDENTURE

    Except as provided in the prospectus supplement, the indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

    -  secure any debt securities,

    -  evidence the assumption by a successor corporation of our obligations,

    -  add covenants for the protection of the holders of debt securities,

    -  cure any ambiguity or correct any inconsistency in the Indenture,

    -  establish the forms or terms of debt securities of any series, and

    - evidence and provide for the acceptance of appointment by a successor trustee.

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    The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of Senior Debt Securities or of Subordinated
Securities, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

    -  extend the final maturity of any debt security;

    -  reduce the principal amount or premium, if any;

    -  reduce the rate or extend the time of payment of interest;

    -  reduce any amount payable on redemption;

    - change the currency in which the principal, unless otherwise provided for a series, premium, if any, or interest is payable;

    - reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

    - impair the right to institute suit for the enforcement of any payment on any debt security when due; or

    - reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

CONCERNING THE TRUSTEE

    The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a Trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for such series at an office designated by such trustee in New York, New York.

    If the trustee becomes a creditor of our company, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

    The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

    -  would not conflict with any rule of law or with the indenture,

    - would not be unduly prejudicial to the rights of another holder of the debt securities, and

    -  would not involve any trustee in personal liability.

    The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the Trust's power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

NO INDIVIDUAL LIABILITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS OR DIRECTORS

    The indenture provides that no incorporator and no past, present or future shareholder, officer or director of our company or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

GOVERNING LAW

    The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

                          DESCRIPTION OF CAPITAL STOCK

    Our authorized capital stock consists of 2,404,031,240 shares of class A common stock, par value $.01 per share, 522,254,782 shares of class B common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. As of October 4, 1999 there were 198,835,335 shares of class A common stock outstanding, 33,769,272 shares of class B common stock outstanding and no shares of preferred stock outstanding.

COMMON STOCK

    The shares of class A common stock and class B common stock are identical in all respects, except for different voting rights described below and conversion rights and restrictions on transfer applicable only to the class B common stock that we also describe below.

    VOTING RIGHTS. The holders of class A common stock are entitled to one vote per share. Holders of class B common stock are entitled to ten votes per share. Holders of all classes of common stock are entitled to vote together as a single class on all matters presented to our stockholders for their vote or approval except for the election and the removal of directors and as otherwise required by applicable law. With respect to the election of directors, our amended and restated certificate of incorporation provides that holders of class B common stock vote as a separate class to elect at least 75% of the members of our board.

    Directors may be removed, with or without cause, only by the holders of the class of common stock or series of preferred stock that, as of the date such removal is effected, would be entitled to elect such director at the next annual meeting of stockholders. Vacancies in a directorship may be filled only by

    - the remaining directors elected by holders of each class of common stock or series of preferred stock that elected such director and as of the date such vacancy is filled, would be entitled to elect such director at the next annual meeting of the stockholders; or

    - if there are no such remaining directors, then by the vote of the holders of the class or classes of common stock or series of preferred stock, that, as of the date such vacancy is filled, would be entitled to elect such director at the next annual meeting of stockholders, voting as a separate class at a meeting, special or otherwise, of the holders of common stock of such class or series of preferred stock.

    DIVIDENDS. Holders of class A common stock and the class B common stock are entitled to receive dividends at the same rate if, as and when such dividends are declared by our board out of assets legally available therefor after payment of dividends required to be paid on shares of outstanding preferred stock. We may not make any dividend or distribution to any holder of any class of common stock unless simultaneously with such dividend or distribution we make the same dividend or distribution with respect to each outstanding share of common stock regardless of class. In the case of a dividend or other distribution payable in shares of class of common stock, including distributions pursuant to stock splits or divisions of common stock, only shares of class A common stock may be distributed with respect to class A common stock and only shares of class B common stock may be distributed with respect to class B common stock. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of the common stock, is payable in shares of a class of common stock, the number of shares of each class of common stock payable per share of such class of common stock will be equal in number. In the case of dividends or other distributions consisting of our other voting securities or of voting securities of any corporation which is our wholly-owned subsidiary, we will declare and pay such dividends in two separate classes of such voting securities, identical in all respects except that:

    - the voting rights of each security issued to the holders of class A common stock will be one-tenth of the voting rights of each security issued to holders of class B common stock;

    - such security issued to holders of class B common stock will convert into the security issued to the holders of class A common stock into class A common stock and will have the same restrictions on transfer and ownership applicable to the transfer and ownership of the class B common stock; and

    - with respect only to dividends or other distributions of voting securities of any corporation which is our wholly owned subsidiary, the respective voting rights of each such security issued to holders of the class A common stock and class B common stock with respect to election of directors shall otherwise be as comparable as is practicable to those of the class A common stock and class B common stock.

    In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, our voting securities or of voting securities of any corporation which is our wholly owned subsidiary, we will provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate) except that the underlying securities may have the same difference as they would have if we issued voting securities of our wholly owned subsidiary rather than issuing securities convertible into or exchangeable for, such securities. We do not anticipate paying cash dividends in the foreseeable future.

    RESTRICTIONS ON ADDITIONAL ISSUANCES AND TRANSFER. We may not issue or sell any shares of class B common stock or any securities (including, without limitation, any rights, options, warrants or other securities) convertible into, or exchangeable or exercisable for, shares of class B common stock to any person or entity other than to Metromedia Company, John W. Kluge and Stuart Subotnick, their affiliates, relatives and other permitted holders that are controlled by these persons. Additionally, shares of class B common stock may not be transferred, whether by sale, assignment, gift, bequest, appointment or otherwise, to a person other than to a permitted holder. Notwithstanding the foregoing:

    - any permitted holder may pledge his, her or its shares of class B common stock to a financial institution pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee as long as such shares remain subject to the transfer restrictions and that, in the event of foreclosure or other similar action by the pledgee, such pledged shares of class B common stock may only be transferred to a permitted holder or converted into shares of class A common stock, as the pledgee may elect; and

    - the foregoing transfer restrictions do not apply in the case of a merger, consolidation or business combination of us with or into another corporation in which all of the outstanding shares of common stock and preferred stock regardless of class are purchased by the acquiror.

    CONVERSION. Class A common stock has no conversion rights. Shares of class B common stock are convertible into class A common stock, in whole or in part, at any time and from time to time at the option of the holders, on the basis of one share of class A common stock for each share of class B common stock converted. Additionally, at such time as a person ceased to be a permitted holder, any share of class B common stock held by such person at such time shall convert into a share of class A common stock. We agree that:

    - we will at all times reserve and keep available out of our authorized but unissued shares of class A common stock, such number of shares of class A common stock issuable upon the conversion of all outstanding shares of class B common stock;

    - we will cause any shares of class A common stock issuable upon conversion of a share of class B common stock that require registration with or approval of any governmental authority under federal or state law before such shares may be issued upon conversion to be so registered or approved; and

    - we will use our best efforts to list the shares of class A common stock required to be delivered upon conversion prior to such delivery upon such national securities exchange upon which the outstanding class A common stock is listed at the time of such delivery.

    RECLASSIFICATION AND MERGER. In the event of a reclassification or other similar transaction as a result of which the shares of class A common stock are converted into another security, then a holder of class B common stock will be entitled to receive upon conversion the amount of such other securities that the holder would have received if the conversion occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends will be made upon the conversion of any share of class B common stock. If a share is converted subsequent to the record date for the payment of a dividend or other distribution on shares of class B common stock but prior to such payment, then the registered holder of such share at the close of business on such record date will be entitled to receive the dividend or other distribution payable on such date regardless of the conversion thereof or our default in payment of the dividend due on such date.

    In the event we enter into any consolidation, merger, combination or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of common stock will be exchanged for or changed into either:

    - the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of common stock is exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ only to the extent that the class A common stock and the class B common stock differ as provided in our amended and restated certificate of incorporation; or

    - if holders of each class of common stock are to receive different distributions of stock, securities, cash and/or any other property, an amount of stock, securities, cash and/or property per share having a value as determined by an independent investment banking firm of national reputation selected by the board of directors, equal to the value per share into which or for which each share of any other class of common stock is exchanged or changed.

    LIQUIDATION. In the event of our liquidation, after payment of our debts and other liabilities and after making provision for the holders of preferred stock, if any, our remaining assets will be distributable ratably among the holders of the class A common stock and class B common stock treated as a single class.

    OTHER PROVISIONS. Except as described below, the holders of the class A common stock and class B common stock are not entitled to preemptive rights. None of the class A common stock or class B common stock may be subdivided or combined in any manner unless the other classes are subdivided or combined in the same proportion. We may not make any offering of options, rights or warrants to subscribe for shares of class B common stock. If we make an offering of options, rights or warrants to subscribe for shares of any other class or classes of capital stock (other than class B common stock) to all holders of a class of common stock, then we are required to simultaneously make an identical offering to all holders of the other classes of common stock other than to any class the holders of which, voting as a separate class, agrees that such offerings need not be made to such class. All such options, rights or warrants offerings will offer the respective holders of class A common stock and class B common stock the right to subscribe at the same rate per share. All outstanding shares of common stock are, and all shares of common stock offered hereby when issued will be upon payment therefor, validly issued, fully paid and nonassessable.

PREFERRED STOCK

    The board has the authority, without any further action by our stockholders to issue from time to time shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof, including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock with voting rights could have an adverse effect on the voting power of holders of common stock by increasing the number of outstanding shares having voting rights. In addition, if the board authorizes preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control of the company and may adversely affect the rights of holders of common stock.

CERTIFICATE OF INCORPORATION AND BY-LAWS

    Stockholders' rights and related matters are governed by the Delaware General Corporation Law, and our certificate of incorporation and the by-laws. Certain provisions of our certificate of incorporation and by-laws, which are summarized below, may have the effect, either alone or in combination with each other, of discouraging or making more difficult a tender offer or takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in its best interest. Such provisions may also adversely affect prevailing market prices for the common stock. We believe that such provisions are necessary to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in our best interests and those of our stockholders.

  ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

    Our by-laws establish advance notice procedures for stockholder proposals and the nomination, other than by or at the direction of the board of directors, of candidates for election as directors. These procedures provide that the notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by our secretary at least 60 days but not more than 90 days prior to the scheduled date of the annual meeting. However, if public disclosure of our annual meeting date is made less than 70 days before the annual meeting, notice by a stockholder will be considered timely if it is delivered not later than the 10th day following the earlier of (i) the day on which public disclosure of the date of the annual meeting was made or (ii) the day on which such notice of the date of the meeting was mailed. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee.

    By requiring advance notice of nominations by stockholders, these procedures will afford our board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders about these qualifications. By requiring advance notice of other proposed business, these procedures will provide our board of directors with an opportunity to inform stockholders of any business proposed to be conducted at a meeting, together with any recommendations as to the board of directors' position on action to be taken on such business. This should allow stockholders to better decide whether to attend a meeting or to grant a proxy for the disposition of any such business.

  DILUTION

    Our certificate of incorporation provides that our board of directors is authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders to purchase from us shares of stock or other securities of us or of any other corporation. Our board of directors is authorized to issue these rights even though the creation and issuance of these rights could have the effect of discouraging third parties from seeking, or impairing their right to seek, to:

    (1) acquire a significant portion of our outstanding securities;

    (2) engage in any transaction which might result in a change of control of the corporation; or

    (3) enter into any agreement, arrangement or understanding with another party to accomplish these transactions or for the purpose of acquiring, holding, voting or disposing of any of our securities.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    Section 203 of the Delaware General Corporation Law prohibits certain transactions between a Delaware corporation and an "interested stockholder", which is defined as a person who, together with any affiliates and/or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless:

    - the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares;

    - the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or

    - the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting.

    A business combination is defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10% or more of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. A Delaware corporation, under a provision in its certificate of incorporation or by-laws, may elect not to be governed by
Section 203 of the Delaware General Corporation Law. We are subject to the restrictions imposed by Section 203.

    Under certain circumstances, Section 203 makes it more difficult for a person who could be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Our certificate of incorporation does not exclude us from the restrictions imposed under Section 203 of the Delaware General Corporation Law. It is anticipated that the provisions of Section 203 of the Delaware General Corporation Law may encourage companies interested in acquiring us to negotiate in advance with the board of directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves, prior to the date on which a stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Mr. Stephen Garafalo and Metromedia Company are interested stockholders under the Delaware General Corporation Law. However since their acquisition of our securities was approved in advance by our board, they would not be prohibited from engaging in a business transaction with us.

LIMITATIONS OF DIRECTORS' LIABILITY

    Our certificate of incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

    - for any breach of the director's duty of loyalty to us or our stockholders,

    - for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

    - under Section 174 of the Delaware General Corporation Law, or

    - for any transaction from which the director derived an improper personal benefit.

    The effect of these provisions will be to eliminate our rights and our stockholders (through stockholders' derivatives suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under federal securities laws and will not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

TRANSFER AGENT

    The Transfer Agent and Registrar for our class A common stock is ChaseMellon Shareholder Services, L.L.C.

                            DESCRIPTION OF WARRANTS

    We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

DEBT WARRANTS

    The prospectus supplement relating to a particular issue of debt warrants will describe the terms of the debt warrants, including the following: (a) the title of the debt warrants; (b) the offering price for the debt warrants, if any; (c) the aggregate number of the debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of the debt warrants; (e) if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of such debt warrants issued with each debt security; (f) if applicable, the date from and after which the debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise the debt warrants shall commence and the date on which the right shall expire; (i) if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of the debt warrants, if any;
(o) the redemption or call provisions, if any, applicable to such debt warrants; and (p) any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of the debt warrants.

STOCK WARRANTS

    The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of the warrants, including the following: (a) the title of the warrants; (b) the offering price for the warrants, if any; (c) the aggregate number of the warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of the warrants; (e) if applicable, the designation and terms of the offered securities with which the warrants are issued and the number of the warrants issued with each such offered security; (f) if applicable, the date from and after which the warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which the shares may be purchased upon exercise; (h) the date on which the right to exercise the warrants shall commence and the date on which the right shall expire; (i) if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of the warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; and (n) any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                              SELLING STOCKHOLDERS

    The selling stockholders may be our directors, executive officers, former directors, employees or certain holders of our common stock, including Metromedia Company and its general partners. The prospectus supplement for any offering of the common stock by selling stockholders will include the following information:

    - the names of the selling stockholders;

    - the nature of any position, office, or other material relationship which the selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

    - the number of shares held by each of the selling stockholders before the offering;

    - the percentage of the common stock held by each of the selling stockholders after the offering; and

    - the number of shares of the common stock offered by each of the selling stockholders.

                              PLAN OF DISTRIBUTION

    The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities offered therein.

    We are also registering shares of our class A common stock on behalf of the selling stockholders. We and any selling stockholders may sell securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The selling stockholders may also distribute securities through one or more special purpose entities, which may enter into forward purchase arrangements with selling stockholders and distribute their own securities. In connection with an offering of securities of such a special purpose entity, the selling stockholders may also enter into securities loan agreements with the underwriters of the entity's securities in order to facilitate such underwriters' market-making activities in the entity's securities. Each prospectus supplement will describe the terms of the securities to which the prospectus supplement relates, the names of the selling stockholders and the number of shares of class A common stock to be sold by each, the name or names of any underwriters or agents with whom we or the selling stockholders, or both, have entered into arrangements with respect to the sale of the securities, the public offering or purchase price of the securities and the net proceeds we or the selling stockholders will receive from the sale. In addition, each prospectus supplement will describe any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchange or exchanges, if any, on which the securities will be listed. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

    If so indicated in the applicable prospectus supplement, we or the selling stockholders, or both, will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from us or the selling stockholders, or both, pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which the contracts may be made include, among others:

    - commercial and savings banks;

    - insurance companies;

    - pension funds;

    - investment companies; and

    - educational and charitable institutions.

    In all cases, the institutions must be approved by us or the selling stockholders, or both. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any contract will not be subject to any conditions except that (i) the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject and (ii) if the securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased the securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

    Any selling stockholder, underwriter or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold and any discounts or commissions received by them, and any profit realized by them on the same or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

    Certain of any such underwriters and agents including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate.

    Under agreements which may be entered into by us, the underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against or contribution toward some liabilities, including liabilities under the Securities Act.

    Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange, except for the class A common stock, which is listed on The Nasdaq Stock Market's National Market, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity of any trading in the securities.

    We will not receive any proceeds from the sale of shares of class A common stock or any other securities by the selling stockholders. We will, however, bear certain expenses in connection with the registration of the securities being offered under this prospectus by the selling stockholders, including all costs incident to the offering and sale of the securities to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

                             VALIDITY OF SECURITIES

    The validity of the securities offered hereby will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, and certain matters may be passed upon for the underwriters or agents, if any, by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Skadden, Arps, Slate, Meagher & Flom LLP has represented us on other unrelated matters.

                                    EXPERTS

    The consolidated financial statements of Metromedia Fiber Network, Inc. appearing in Metromedia Fiber Network, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    AboveNet's financial statements incorporated in this prospectus by reference from our Current Report on Form 8-K/A dated October 14, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The Combined Statement of Assets to be Acquired and Liabilities to be Assumed of Palo Alto Internet Exchange as of December 26, 1998 and December 27, 1997 and the related Combined Statement of Revenues and Direct Expenses for the period June 12, 1998 through December 26, 1998, the period December 28, 1997 through June 11, 1998 and the fiscal year ended December 27, 1997 and December 29, 1996, that are incorporated by reference in this document have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's following public reference facilities:

    Public Reference Room        New York Regional Office        Chicago Regional Office
   450 Fifth Street, N.W.          7 World Trade Center              Citicorp Center
          Room 1024                     Suite 1300               500 West Madison Street
   Washington, D.C. 20549        New York, New York 10048              Suite 1400
                                                              Chicago, Illinois 60661-2511

    You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

    The SEC allows us to "incorporate by reference" the information we file with them, which means: incorporated documents are considered part of this prospectus; we can disclose important information to you by referring you to those documents; and information that we file with the SEC will automatically update and supersede this incorporated information.

    We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

    - Our Annual Report on Form 10-K for the year ended on December 31, 1998;

    - Our Quarterly Report on Form 10-Q for the three months ended March 31,
      1999;

    - Our Quarterly Report on Form 10-Q for the six months ended June 30, 1999;

    - Our Current Report on Form 8-K dated June 30, 1999;

    - Our Current Report on Form 8-K dated September 10, 1999, as amended by our Current Report on Form 8-K/A dated October 14, 1999;

    - The "Risk Factors--Risk Factors Applicable to AboveNet" and "Business of AboveNet" sections and the financial statements of Palo Alto Internet Exchange contained in our Registration Statement on Form S-4 dated August 5, 1999 (File No. 333-84541); and

    - The description of our class A common stock contained in our Registration Statement on Form 8-A, filed on October 17, 1997.

    We also incorporate by reference each of the following documents that we will file with the SEC after the date of the initial filing of the registration statement and prior to the time we sell all of the securities offered by this prospectus:

    - Reports filed under Section 13(a) and (c) of the Exchange Act;

    - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders meeting; and

    - Any reports filed under Section 15(d) of the Exchange Act.

    You can obtain any of the filings incorporated by reference in this document through us, or from the SEC through the SEC's web site or at the addresses listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                         Metromedia Fiber Network, Inc.
                           One North Lexington Avenue
                          White Plains, New York 10601
                         Attention: Investor Relations
                           Telephone: (914) 421-6700

    If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee to the Securities and Exchange Commission........................  $ 625,500
Accounting fees and expenses......................................................  $ 150,000
Legal fees and expenses...........................................................  $  50,000
Miscellaneous expenses............................................................  $  25,000
                                                                                    ---------
      Total.......................................................................  $ 850,000

    The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. All expenses of the offering, other than selling discounts, commissions and legal fees and expenses incurred separately by the selling stockholders, will be paid by the Registrant.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that this person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by this person in connection with such action, suit or proceeding if this person acted in good faith and in a manner this person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect thereof unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that this person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that this person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by this person in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of this director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

    The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant will indemnify any person, including persons who are not directors or officers of the Registrant, to the extent permitted by Section 145 of the Delaware General Corporation Law.

    Section 102(b) (7) of the Delaware General Corporation Law provides that a Delaware corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholder; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under
Section 174 (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit, and provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    The Delaware General Corporation Law permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in their capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify officers and directors against this liability. The Registrant's Amended and Restated Certificate of Incorporation allows the Registrant to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify this person against this expense, liability or loss under the Delaware General Corporation Law. The Registrant has obtained liability coverage, which includes coverage to reimburse the Registrant for amounts required or permitted by law to be paid to indemnify directors and officers.

    The Registrant's Amended and Restated Certificate of Incorporation limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

    The Registrant's Directors' and Officers' liability insurance policy is designed to reimburse the Registrant for payments made by it pursuant to the foregoing indemnification. This policy has aggregate coverage of $25 million.

    No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, this information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Registrant since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

  EXHIBIT
  NUMBER                                                    DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------

      1.1*   Form of Underwriting Agreement (Debt)

      1.2*   Form of Underwriting Agreement (Equity)

  EXHIBIT
  NUMBER                                                    DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger among AboveNet Communications Inc., Metromedia Fiber Network, Inc. and
             Magellan Acquisition, Inc., dated June 22, 1999 (incorporated by reference to the Company's Current
             Report on Form 8-K filed as of June 30, 1999).

       3.1   Form of Amended and Restated Certificate of Incorporation of Metromedia Fiber Network, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

       3.2   Form of Amended and Restated Bylaws of Metromedia Fiber Network, Inc. (incorporated by reference to the
             Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

       4.1   Specimen Class A Common Stock Certificate of Metromedia Fiber Network, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

       4.2   Form of Indenture between Metromedia Fiber Network, Inc. and The Bank of New York.

       5.1   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the securities.

      12.1   Statement re Computation of Ratios

      23.1   Consent of Ernst & Young LLP

      23.2   Consent of Deloitte & Touche LLP

      23.3   Consent of PricewaterhouseCoopers LLP

      23.4   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 to this
             Registration Statement).

      24.1   Power of Attorney from officers and directors (included in the signature pages hereto).

      25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
             York, as trustee under the Indenture.

------------------------

* To be filed by a post-effective amendment to the Registration Statement or incorporated by reference from documents filed with the SEC under the Securities Exchange Act of 1934.

(B) FINANCIAL DATA SCHEDULES.

    None.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by this director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

    The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or

    497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Metromedia Fiber Network, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 15, 1999.

                                METROMEDIA FIBER NETWORK, INC.

                                By:  /s/ STEPHEN A. GAROFALO
                                     -----------------------------------------
                                     Name: Stephen A. Garofalo
                                     Title: CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Silvia Kessel, Arnold L. Wadler and Gerard Benedetto, and each or either of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement (with all exhibits thereto) on Form S-3 any and all supplements and amendments (including post-effective amendments and including, without limitation, Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, or any successor thereto (the "Securities Act")) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and the other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power-of-Attorney have been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
   /s/ STEPHEN A. GAROFALO      Chief Executive Officer and
------------------------------    Chairman of the Board of    October 15, 1999
     Stephen A. Garofalo          Directors

     /s/ GERARD BENEDETTO       Vice President--Chief
------------------------------    Financial Officer           October 15, 1999
       Gerard Benedetto

  /s/ HOWARD M. FINKELSTEIN     President, Chief Operating
------------------------------    Officer and Director        October 15, 1999
    Howard M. Finkelstein

   /s/ VINCENT A. GALLUCCIO     Senior Vice President and
------------------------------    Director                    October 15, 1999
     Vincent A. Galluccio

      /s/ SILVIA KESSEL         Executive Vice President
------------------------------    and Director                October 15, 1999
        Silvia Kessel

                                Director
------------------------------                                     , 1999
        John W. Kluge

                                                                    DATE
          SIGNATURE                        TITLE                      -
------------------------------  ---------------------------
                                Director
------------------------------                                     , 1999
          David Rand

    /s/ DAVID ROCKEFELLER       Director
------------------------------                                October 15, 1999
      David Rockefeller

     /s/ STUART SUBOTNICK       Director
------------------------------                                October 15, 1999
       Stuart Subotnick

                                Director
------------------------------                                     , 1999
         Sherman Tuan

     /s/ ARNOLD L. WADLER       Executive Vice President,
------------------------------    General Counsel,            October 15, 1999
       Arnold L. Wadler           Secretary and Director

                                Director
------------------------------                                     , 1999
        Leonard White

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                    DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------

      1.1*   Form of Underwriting Agreement (Debt)

      1.2*   Form of Underwriting Agreement (Equity)

       2.1   Agreement and Plan of Merger among AboveNet Communications Inc., Metromedia Fiber Network, Inc. and
             Magellan Acquisition, Inc., dated June 22, 1999 (incorporated by reference to the Company's Current
             Report on Form 8-K filed as of June 30, 1999).

       3.1   Form of Amended and Restated Certificate of Incorporation of Metromedia Fiber Network, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

       3.2   Form of Amended and Restated Bylaws of Metromedia Fiber Network, Inc. (incorporated by reference to the
             Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

       4.1   Specimen Class A Common Stock Certificate of Metromedia Fiber Network, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-33653)).

       4.2   Form of Indenture between Metromedia Fiber Network, Inc. and The Bank of New York.

       5.1   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the securities.

      12.1   Statement re Computation of Ratios.

      23.1   Consent of Ernst & Young LLP

      23.2   Consent of Deloitte & Touche LLP

      23.3   Consent of PricewaterhouseCoopers LLP

      23.4   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 to this
             Registration Statement).

      24.1   Power of Attorney from officers and directors (included in the signature pages hereto).

      25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
             York, as trustee under the Indenture.

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*   To be filed by a post-effective amendment to the Registration Statement or incorporated by reference from documents filed with the SEC under the Securities Exchange Act of 1934.